UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 8, 2006, Duke Energy Corporation (“Duke Energy “) issued a press release announcing that its Board of Directors had formally approved the distribution (the “Distribution”) of all the shares of common stock of Spectra Energy Corp (“Spectra Energy”), a wholly-owned subsidiary of Duke Energy, to Duke Energy’s shareholders (on an as converted basis). Spectra Energy holds or will hold all of the assets and liabilities associated with Duke Energy’s natural gas business, including its transmission and storage, distribution, and gathering and processing businesses. Duke Energy will distribute one-half share of common stock of Spectra Energy, par value $0.001 per share, for each share of Duke Energy common stock held by Duke Energy shareholders of record as of the close of business on December 18, 2006, the record date for the Distribution.

In connection with the Distribution, Duke Energy has entered into definitive agreements with Spectra Energy that, among other things, set forth the terms and conditions of the Distribution and provide a framework for Duke Energy’s relationship with Spectra Energy after the Distribution. Descriptions of these definitive agreements are referenced below.

Separation and Distribution Agreement

On December 13, 2006, Duke Energy entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Spectra Energy that sets forth the agreements between Duke Energy and Spectra Energy regarding the principal transactions necessary to effect the Distribution. The Separation Agreement also sets forth other agreements that will govern certain aspects of Duke Energy’s relationship with Spectra Energy after completion of the Distribution. A copy of the Separation Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Tax Matters Agreement

On December 13, 2006, Duke Energy entered into a Tax Matters Agreement (the “Tax Matters Agreement”) with Spectra Energy that governs Duke Energy’s and Spectra Energy’s respective rights, responsibilities, and obligations after the Distribution with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the Distribution to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended. A copy of the Tax Matters Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Transition Services Agreement

On December 13, 2006, Duke Energy entered into a Transition Services Agreement (“Transition Services Agreement”) with Spectra Energy under which Duke Energy and Spectra Energy agreed to provide certain services to each other for a specified period following the Distribution. The services to be provided may include services regarding business continuity and management, facilities services, data archiving, including services relating to human resources and employee benefits, payroll, financial systems management, treasury and cash management, accounts payable services, telecommunication services, and information technology services. A copy of the Transition Services Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Employee Matters Agreement

On December 13, 2006, Duke Energy entered into an Employee Matters Agreement (“Employee Matters Agreement”) with Spectra Energy that governs Duke Energy’s compensation and employee benefits obligations with respect to Duke Energy’s current and former employees. It further allocates liabilities and responsibilities relating to employee compensation and benefits plans and programs and other related matters in connection with the Distribution, including, without limitation, the treatment of outstanding Duke Energy equity awards, certain outstanding annual and long-term incentive awards, existing deferred compensation agreements and certain retirement and welfare benefits. A copy of the Employee Matters Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

2.1	Separation and Distribution Agreement, dated as of December 13, 2006, by and between Duke Energy Corporation and Spectra Energy Corp

10.1	Tax Matters Agreement, dated as of December 13, 2006, by and between Duke Energy Corporation and Spectra Energy Corp

10.2	Transition Services Agreement, dated as of December 13, 2006, by and among Duke Energy Corporation, Spectra Energy Corp and the Other Spectra Energy Parties named therein

10.3	Employee Matters Agreement, dated as of December 13, 2006, by and between Duke Energy Corporation and Spectra Energy Corp

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: December 15, 2006	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President and Controller

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EXHIBIT INDEX

Exhibit	Description
2.1	Separation and Distribution Agreement, dated as of December 13, 2006, by and between Duke Energy Corporation and Spectra Energy Corp

10.1	Tax Matters Agreement, dated as of December 13, 2006, by and between Duke Energy Corporation and Spectra Energy Corp

10.2	Transition Services Agreement, dated as of December 13, 2006, by and among Duke Energy Corporation, Spectra Energy Corp and the Other Spectra Energy Parties named therein

10.3	Employee Matters Agreement, dated as of December 13, 2006, by and between Duke Energy Corporation and Spectra Energy Corp

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